Exhibit 32.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
Pursuant to Section 906(a) of the Sarbanes-Oxley Act of 2002
Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18 of the United States Code

The undersigned, being the Principal Financial Officer of Enbridge Energy Partners, L.P. (the “Partnership”), hereby certifies that the Partnership’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017 (the “Quarterly Report”) filed with the United States Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)), as amended, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

By:/s/ Christopher J. Johnston
Date: November 1, 2017	Christopher J. Johnston Vice President, Finance (Principal Financial Officer) Enbridge Energy Management, L.L.C. (as delegate of the General Partner)